Exhibit 10.69
DECLARATION OF
OPERATING AGREEMENT
OF
AMERUS-BLACKSTONE, L.L.C.


	DATED: JULY 23, 1997






	Lewis, Rice & Fingersh, L.C.
	One Petticoat Lane Building
	1010 Walnut, Suite 500
	Kansas City, Missouri  64106
	Phone: (816) 421-2500
	Telecopy: (816) 472-2500
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	DECLARATION OF OPERATING AGREEMENT OF
	AMERUS-BLACKSTONE, L.L.C.


	THIS DECLARATION OF OPERATING AGREEMENT is made as of the 23rd day of July, 1997 (the "Effective Date"), by AMERUS LIFE INSURANCE COMPANY, an Iowa corporation ("ALI"), as the sole member.


	RECITALS

	(A)	ALI desires to organize a limited liability company to (1) acquire the limited partner interest as the "Investor Limited Partner" (the "Investment
Interest") in Blackstone Hotel Partners, L.P., a limited partnership (the
"Partnership") organized under the laws of the State of Louisiana on May 19,
1997 for the purpose of acquiring, rehabilitating, owning and operating the
Blackstone Hotel located in downtown Fort Worth, Tarrant County, Texas,
(2) negotiate, execute and deliver a "First Amended and Restated Articles of Limited Partnership of Blackstone Hotel Partners, L.L.P." and any
amendments thereto as the same may be so amended, (the "Partnership
Agreement"), and (3) to thereafter act and serve as a limited partner of the
Partnership with all of the rights, benefits and duties of an "Investor
Limited Partner" under the terms of the Partnership, and (4) engage in all activities in connection therewith.

	(B)	This Agreement sets forth ALI's declaration with respect to the organization and operation of the limited liability company and the scope and conduct of its business.

	NOW, THEREFORE, in consideration of the receipt of all of the outstanding interests in the limited liability company, ALI hereby declares as follows:


	ARTICLE I.  ORGANIZATION

	Section 1.1.	Formation of the Company.  ALI hereby declares itself to be
the sole member of the Company, with all of the rights of a member in a limited liability company formed under the provisions of the Iowa Limited
Liability Company Act (the "Act") for the limited purposes set forth in this
Agreement.  The Member has filed in the appropriate governmental office
"Articles of Organization" which conform to the requirements of the Act in order to constitute the Company as a valid Iowa limited liability company under the Act, effective as of the Effective Date.

	Section 1.2.	Name.  The Business of the Company shall be conducted solely under the name of "AmerUs-Blackstone, L.L.C.," and such name shall be used at all times in connection therewith.

	Section 1.3.	Term.  The term of the Company shall commence as of the
Effective Date and shall continue until the winding up and liquidation of the Company following a Dissociation Event, as provided in Article VIII.

	Section 1.4.	Character of Business; Powers.  The business of the Company
(the "Business") is to (1) acquire, own and operate the Business Property,
(2) negotiate, execute and deliver the Partnership Agreement and all documents referred to therein to which ALI is a party, (3) to act and serve as a limited partner of the Partnership with all of the rights, duties and benefits inuring on the "Investor Limited Partner" under the terms of the
Partnership Agreement; and (4) exercise all rights and powers and engage in all activities related or ancillary to the foregoing which a limited liability company may legally exercise pursuant to the Act.

	Section 1.5.	Address of the Member; Company Principal Place of Business.
The mailing address and the principal place of business of ALI and the
Company are 699 Walnut, Suite 1700, Des Moines, Iowa 50309.

	Section 1.6.	Domestic Registered Agent and Registered Office.  The name of the Company's registered agent for service of process in Iowa and its registered office in Iowa shall be AmerUs Life Insurance Company, 699 Walnut,
Suite 1700, Des Moines, Iowa 50309 (subject to change by the Member at any time by making all appropriate filings).

	Section 1.7.	Certain Definitions.  As used herein, the following terms have the following meanings:

	(A)	"Agreement" means this Agreement, as amended, restated or supplemented from time to time as herein provided.

	(B)	"Business Property" means all property, assets and interests (whether real or personal, tangible or intangible) owned or held from time to time by the Company, including the Investment Interest.

	(C)	"Company" means this limited liability company.

	(D)	"Member" means ALI.

	(E)	"Operating Proceeds" for the applicable period means all gross cash receipts of the Company during such period (excluding Dissolution Proceeds)
plus the amount of any reductions in funded reserves occurring during such period, less the following costs and expenses paid during such period (to the extent not paid from reserves): (1) cash operating expenses (including capital contributions and loans to the Partnership), (2) interest and principal payments on any indebtedness of the Company, and (3) any reasonable additions to Company operating or capital reserves which the Member causes the Company to make.

	(F)	"Person" means an individual, partnership, corporation, limited liability company, trust, or other association.

	Section 1.8.	Additional Definitions.  The definitions in Section 1.7 shall apply equally to both the singular and plural forms of the terms defined.
Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine and neuter forms.  The words "include,"
"includes," and "including" shall be deemed to be followed by the phrase
"without limitation."  The words "herein," "hereof," "hereunder," and similar terms shall refer to this Agreement, unless the context otherwise requires.


	ARTICLE II.  CAPITAL CONTRIBUTIONS

	Section 2.1.	Initial Capital Contribution.  The Member shall initially
contribute $3,221,000.00 to the capital of the Company. When the Company is required under the terms of the Partnership Agreement to make the "Second Installment" to the Investment Partnership, the Member shall contribute the sum of $357,700.00, in cash to the capital of the Company.

	Section 2.2.	No Additional Capital Contributions.  The Member shall not be required to make any additional capital contributions or loans to the Company or be personally liable for the payment of any debts of the Company.


	ARTICLE III.  DISTRIBUTIONS

	Section 3.1.	Distributions of Operating Proceeds.  The Company's Operating
Proceeds shall be distributed to the Member at such times as the Member shall determine.


	ARTICLE IV.  ALLOCATION OF PROFITS AND LOSSES

	Section 4.1.	Profits and Losses.  The Company's income, gains, losses,
deductions and credits (and items thereof), for each fiscal year of the Company, shall be allocated to and reported by the Member.


	ARTICLE V.  ACCOUNTING

	Section 5.1.	Accounting Methods; Company Records.

	(A)	The Company's books and records shall be prepared in accordance with generally accepted accounting practices, consistently applied.  All Federal, state and local statements and records of the Company shall be prepared by a firm of certified public accountants selected by the Member.

	(B)	The Member shall cause the Company to comply with all record keeping requirements imposed by the Act.

	Section 5.2.	Fiscal Year.  The fiscal year of the Company shall be the
calendar year.

	Section 5.3.	Bank Accounts; Title to Business Property.  The funds of the
Company shall be deposited in such bank accounts, or invested in such interest-bearing or noninterest-bearing investments in the Company's name, as shall be determined by the Member.  The funds of the Company shall not be commingled with the funds of the Member or any other Person and the Member shall not employ, or permit any other Person to employ, such funds in any manner except for the benefit of the Company.  Title to the Business Property shall be held, and conveyances thereof, as permitted hereunder, shall be made, in the name of the Company.  In no event shall any property or assets held by the Member, in its separate individual capacity, or any affiliate of the Member (other than the Company) be deemed to be Company property nor shall the Company have any interest therein.

	Section 5.4.	Tax Status.  Notwithstanding any provision of this Agreement to the contrary, it is the intention of the Member that the Company be disregarded solely for Federal and state income tax purposes.  Accordingly, the Company shall not apply for any tax identification number or prepare or file any Federal, state or local income tax return.  The Company shall, as soon as is practicable after the end of each fiscal year, prepare a statement setting forth each item of income, gain, loss, deduction and credit and forward the same to the Member who shall report each such item on its income tax return.  Nothing in this Section shall not be construed to extend the purposes or expand the obligations or liabilities of the Company or the
Member.


	ARTICLE VI.  POWERS, RIGHTS AND DUTIES OF THE MEMBER

	Section 6.1.	Management Authority and Duties of Member.  The overall
management and control of the Company and the Business shall be vested in the Member who shall have the exclusive right, authority, and responsibility to participate in the management of the business and affairs of the Company and to enter into transactions on behalf of the Company within the scope of the Business; PROVIDED, HOWEVER, that the Member may delegate to third parties ministerial authority to conduct or participate in the day-to-day operations of the Company. Pursuant to the foregoing and subject to the other provisions hereof, the Member shall have all of the rights and powers of a member as provided under the Act and as otherwise provided by law. Any duly authorized officer of the Member shall be entitled to act on behalf of Member under the terms of this Agreement.

	Section 6.2.	Liability and Indemnification of the Member and Affiliates.

	(A)	Neither the Member nor any affiliate of the Member shall be liable, responsible or accountable in damages or otherwise to the Company or to the
Member for any action taken or failure to act on behalf of the Company unless such action or omission was an constituted gross negligence, bad faith or wanton or willful misconduct (collectively, "Misconduct").

	(B)	Except with respect to Misconduct, the Company shall, to the fullest extent permitted under the Act, indemnify and hold harmless the Member and its affiliates from any loss, damage, liability or expense incurred or sustained by them by reason of any act performed or any omission for or on behalf of the
Company or in furtherance of the interests of the Company, including any judgment, award, settlement, reasonable attorneys' fees and other costs and expenses (which may be advanced by the Company) incurred in connection with the defense of any actual or threatened action, proceeding or claim.

	Section 6.3.	Reimbursement of the Member.  The Company shall reimburse the
Member and the Winding-Up Person (as defined in Section 7.2) for all reasonable out-of-pocket expenses incurred by their in connection with the discharge of their duties under this Agreement.

	Section 6.4.	Liability for Company Debts and Obligations.  The Member shall not be personally liable for any of the expenses, liabilities or obligations of the Company except to the extent expressly provided in an agreement executed by the Member evidencing its agreement to be personally liable for such expense, liability or obligation and specifically its intention to become liable as Member.


	ARTICLE VII.  DISSOLUTION OF THE COMPANY

	Section 7.1.	Dissociation Events.  No act, thing, occurrence, event or
circumstance shall cause or result in the dissolution of the Company except
(1) the occurrence of any event (each, a "Dissociation Event") described in
Section 490A.1301.3 of the Act occurring with respect to the Member, or (2) upon a written determination by Member to dissolve and terminate the Company.

	Section 7.2.	Distribution of Proceeds on Dissolution; Winding Up; Reserves.

	(A)	Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and the
Member, and the Member shall not take any action that is inconsistent with, or not necessary to or appropriate for, winding up the Company's business and affairs.  To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the Dissolution Proceeds have been distributed pursuant to this Section and the Company has filed articles of dissolution.

	(B)	The Member or, if there is no Member, the Member's successor-in-interest
(in either case, the "Winding-Up Person"), shall be responsible for overseeing the winding up and liquidation of the Company.  As soon as reasonably practical after the occurrence of a Dissociation Event, the Winding-Up
Person shall file a notice of winding up and take such other actions as are required under the Act to dispose or make provision for the known and unknown claims against the Company.  After filing the notice of winding-up, the
Winding-Up person shall take full account of the Company's liabilities and the Business Property, cause the Business Property to be liquidated as promptly as is consistent with obtaining the fair value thereof, and shall cause the proceeds therefrom and any other assets and funds of the Company
(collectively, the "Dissolution Proceeds"), to the extent sufficient therefor, to be applied and distributed in the following order:

		(1)	First, to the payment of all unpaid secured indebtedness of the Company to the extent of the lesser of the value of the secured property or the amount of the secured indebtedness;

		(2)	Second, to the payment of the Company's then outstanding indebtedness with respect to which the Member is subject to personal liability as a guarantor or under a master lease or similar agreement, but if the amount available therefor shall be insufficient, then pro rata on account thereof;
and

		(3)	Third, to the payment of the Company's remaining indebtedness
(excluding liabilities for distributions to the Member), but if the amount available therefor shall be insufficient, then pro rata on account thereof;
and

		(4)	Fourth, the balance, if any, less such reserves ("Dissolution
Reserves") as the Winding-Up Person reasonably determines are necessary or appropriate for anticipated or contingent expenses of the Company, shall be distributed to the Member.

	(C)	To the extent the Winding-Up Person subsequently determines Dissolution
Reserves (or any part thereof) to be unnecessary for Company expenses, she/he/it shall cause such amounts to be distributed or paid to the Member, or other Persons who would have received the proceeds comprising such
Dissolution Reserves under this Section as if such proceeds had not been used to fund Dissolution Reserves.

	(D)	When all of the Company's property and assets have been applied and distributed as provided in this Section, the Winding-Up Person shall file articles of dissolution as provided in the Act and take such other actions as may be necessary to cause the Company to withdraw from all jurisdictions where the Company is then authorized to transact business.

	(E)	The Winding-Up Person shall not receive any compensation for any services performed pursuant to this Section.


	ARTICLE VIII.  GENERAL

	Section 8.1.	Amendments.  This Agreement may be amended only by agreement executed by the Member.

	Section 8.2.	Miscellaneous.  This Agreement and the rights of the Member
hereunder shall be governed by and interpreted in accordance with the laws of the State of Iowa.  Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the Member and its legal representatives, successors and assigns.  Captions contained in this Agreement in no way define, limit or extend the scope or intent of this Agreement.  If any provision of this Agreement, or the application of any such provision to any Person or circumstance shall be held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, the remainder of this Agreement or the application of such provision to any other Persons or circumstances, shall not be affected thereby and shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof.
In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part hereof a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.  Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is incorporated in this
Agreement by reference.

	IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.


AMERUS LIFE INSURANCE COMPANY, an Iowa Corporation


     /s/ Gene Harris
By:  --------------------------------------
       Gene Harris
Name:  ------------------------------------
       Vice President
Title: ------------------------------------

	ACKNOWLEDGMENT


STATE OF ---------------

COUNTY OF --------------

	On this -----  day of ----------, 1997, before me appeared ----------------, to me personally known, who, being by me duly sworn, did say that he is the
-------------- of AmerUs Life Insurance Company, that the foregoing instrument was signed and sealed on behalf of the corporation by authority of its Board of Directors, that ---------------- acknowledged the instrument to be the free act and deed of the corporation, and that the corporation has no corporate seal.






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	NOTARY PUBLIC